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                                                                     EXHIBIT 5.1

       [LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]

                                  April 4, 2002

Orchid BioSciences, Inc.
4390 US Route One
Princeton, New Jersey 08540

Ladies and Gentlemen:

     We have acted as counsel to Orchid BioSciences, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 5,179,738 shares (the "Shares") of its common stock, $0.001 par value per share (the "Common Stock"), which may be sold by the selling stockholders named in the prospectus included in the Registration Statement (the "Selling Stockholders"). The Shares (i) were issued to certain Selling Stockholders pursuant that certain Amended and Restated Agreement and Plan of Merger among the Company, Lifecodes Corporation ("Lifecodes"), Persia Merger Sub, Inc. and certain stockholders of Lifecodes dated as of November 5, 2001 (the "Merger Agreement"), (ii) are subject to currently exercisable warrants assumed by the Company pursuant to the Merger Agreement or (iii) were issued to certain Selling Stockholders upon conversion of the Company's Series C Preferred Stock and/or Series E Preferred Stock upon the completion of the Company's initial public offering of Common Stock in May 2000.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-Laws, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that, when sold by the Selling Stockholders pursuant to the Registration Statement (including any Prospectus Supplement relating thereto), and provided no stop order shall have been issued by the Commission relating thereto, the Shares will be validly issued, fully paid and non-assessable.

     Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                 Very truly yours,

                                 /s/ Mintz, Levin, Cohn, Ferris,
                                 Glovsky and Popeo, P.C.
                                 ---------------------------------
                                 Mintz, Levin, Cohn, Ferris,
                                 Glovsky and Popeo, P.C.